UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Chipotle Mexican Grill, Inc. was held on May 31, 2012. At the annual meeting, shareholders voted in favor of the re-election of two incumbent directors, Steve Ells and Pat Flynn, to our Board of Directors, and voted to approve the compensation of our executive officers as disclosed in our proxy statement. Shareholders also voted in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012. Finally, shareholders voted in favor of a shareholder proposal. The final voting results were as follows:

(1) Election of directors:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Steve Ells	25,588,587	679,232	—	2,551,587
Pat Flynn	25,511,001	756,818	—	2,551,587

(2) An advisory vote to approve the compensation of our executive officers as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,706,208	5,544,875	16,736	2,551,587

(3) Ratification of the appointment of Ernst & Young LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,528,943	271,962	18,501	—

(4) An advisory vote on a shareholder proposal encouraging declassification of the Board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,477,743	2,768,610	21,466	2,551,587

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

June 1, 2012	By:	/s/ Jack Hartung
Name: Jack Hartung
Title: Chief Financial Officer